EXHIBIT 99.1

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

BALANCE SHEET

Unaudited

(In thousands)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$319	$620
Trade receivables, less allowance for doubtful accounts ($129 and $103)	17,646	23,033
Inventory	3,465	3,067
Customer acquisition costs – current portion	1,551	1,572
Deferred tax asset, net	194	194
Prepaid expenses and other current assets	780	497

Total current assets	23,955	28,983
Customer acquisition costs	3,271	3,572
Property and equipment, net	5,113	5,447
Goodwill	22,901	22,901
Intangible assets, net	10,392	11,163

Total assets	$65,632	$72,066

LIABILITIES AND INVESTED EQUITY
Current liabilities:
Accounts payable	$475	$1,362
Accrued expenses	5,286	7,986
Other current liabilities	3,111	3,958

Total current liabilities	8,872	13,306
Deferred tax liability, net	25,314	27,321
Other liabilities	55	64

Total liabilities	34,241	40,691

Commitments and contingencies

Alliance Data Systems net investment	31,391	31,375

Total liabilities and invested equity	$65,632	$72,066

See accompanying notes to financial statements.

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

STATEMENT OF INCOME

For the Three Months Ended March 31, 2008 and 2007

Unaudited

(In thousands)

	Three Months Ended March 31,
	2008	2007
Revenues
Transaction	$26,530	$29,307
Other revenue	361	796

Total revenue	26,891	30,103

Operating expenses
Cost of operations (exclusive of depreciation and amortization disclosed separately below)	15,187	17,160
General and administrative	6,130	6,414
Allocation of corporate expenses	3,374	3,964
Depreciation and other amortization	757	798
Amortization of purchased intangibles	771	786

Total operating expenses	26,219	29,122

Interest income	299	673

Income before income taxes	971	1,654

Provision for income taxes	328	587

Net Income	$643	$1,067

See accompanying notes to financial statements.

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

STATEMENT OF CASH FLOWS

For the Three Months Ended March 31, 2008 and 2007

Unaudited

(In thousands)

	Three Months Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$643	$1,067
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,528	1,584
Amortization of customer acquisition costs	428	208
Deferred income taxes	(2,007)	1,771
Provision for doubtful accounts	41	1
Change in operating assets and liabilities:
Decrease in accounts receivable	5,346	1,607
Increase in inventory	(398)	(125)
Increase in customer acquisition costs	(106)	(1,128)
Increase in other assets	(283)	62
Decrease in accounts payable and accrued expenses	(3,587)	(2,491)
(Decrease) increase in other liabilities	(856)	1,201

Net cash provided by operating activities	749	3,757

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(423)	(514)

Net cash used in investing activities	(423)	(514)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in Alliance Data Systems net investment	(627)	(2,859)

Net cash used in financing activities	(627)	(2,859)

(Decrease) increase in cash and cash equivalents	(301)	384
Cash and cash equivalents at beginning of year	620	266

Cash and cash equivalents at end of period	$319	$650

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—	$—
Income taxes paid (recovered), net	$2,335	$(1,184)

See accompanying notes to financial statements.

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO FINANCIAL STATEMENTS

March 31, 2008 and 2007

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

Basis of Financial Statement Presentation—The accompanying financial statements include the Network Services Business (“Network Services”), a division of Alliance Data Systems Corporation (“ADSC”). The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The financial statements have been prepared from the separate records maintained by ADSC and may not necessarily be indicative of the conditions that would have existed or the results of operations if Network Services had been operated as an unaffiliated company.

The accompanying financial statements are unaudited. In the opinion of Network Services’ management, the unaudited financial statements include all normal recurring adjustments necessary for a fair presentation of the Network Services’ financial position at March 31, 2008, its results of operations and cash flows for the three months ended March 31, 2008 and 2007. Results of operations reported for interim periods are not necessarily indicative of the results to be expected for the year ended December 31, 2008. These unaudited financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2007 included elsewhere in this document.

On May 2, 2008, Heartland Payment Systems, Inc. (“Purchaser”) and Alliance Data Network Services LLC (“Alliance Data Network Services” or “Seller”), a wholly-owned subsidiary of ADSC, entered into a Membership Interest and Asset Purchase Agreement (the “Agreement”), under which the Purchaser acquired substantially all of the assets of Network Services (“the Acquisition”). Pursuant to the terms of the Agreement, Purchaser acquired from Seller the Network Services Business, including tangible personal property, intellectual property, licenses, contracts, the issued and outstanding equity securities of Alliance Data Network Services and related assets, and assumed certain liabilities of Seller related to the Network Services Business, for a cash payment of $77.5 million plus the net working capital of the Network Services Business on the closing date. The Acquisition closed as of May 31, 2008.

Description of the Business—Network Services is a provider of payment processing solutions, serving a variety of industries such as petroleum, convenience store, parking and retail. Services include payment processing, prepaid services, POS terminal, helpdesk services and merchant bankcard services.

A significant portion of Network Services’ revenue is derived from processing and settling Visa and MasterCard bank card transactions for its merchant customers. Because Network Services is not a “member bank” as defined by Visa and MasterCard, in order to process and settle these bank card transactions for its customers, Network Services must maintain a sponsorship arrangement with a financial institution who is a member of the Visa and/or MasterCard card networks (the “member bank”). Visa and MasterCard rules restrict Network Services from performing funds settlement or accessing merchant settlement funds and require that these funds be in the possession of the member bank until the merchant is funded. A sponsorship arrangement permits Network Services to route Visa and MasterCard bank card transactions under the member bank’s control and identification numbers to clear credit bank card transactions through Visa and MasterCard. A sponsorship arrangement also enables Network Services to settle funds between cardholders and merchants by deliver funding files to the member bank, which in turn wires settlement funds to the merchants’ bank accounts. These restrictions place the settlement assets and obligations under the control of the member bank.

Historically, Network Services has been sponsored by World Financial Network National Bank, a member bank which is also a Network Services affiliate and wholly-owned subsidiary of ADSC. World Financial Network National Bank does not charge Network Services a fee for this sponsorship.

REPORT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Heartland Payment Systems, Inc.

We have audited the accompanying balance sheet of the Network Services Business (“The Company”), a Division of Alliance Data Systems Corporation, as of December 31, 2007 and the related statements of income and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche, LLP

Dallas, Texas
August 7, 2008

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

BALANCE SHEET

As Of December 31, 2007

(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$620
Trade receivables, less allowance for doubtful accounts ($103)	23,033
Inventory	3,067
Customer acquisition costs – current portion	1,572
Deferred tax asset, net	194
Prepaid expenses and other current assets	497

Total current assets	28,983
Customer acquisition costs	3,572
Property and equipment, net	5,447
Goodwill	22,901
Intangible assets, net	11,163

Total assets	$72,066

LIABILITIES AND INVESTED EQUITY
Current liabilities:
Accounts payable	$1,362
Accrued expenses	7,986
Other current liabilities	3,958

Total current liabilities	13,306
Deferred tax liability, net	27,321
Other liabilities	64

Total liabilities	40,691

Commitments and contingencies (Note 8)

Alliance Data Systems net investment	31,375

Total liabilities and invested equity	$72,066

See accompanying notes to financial statements.

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

STATEMENT OF INCOME

For the Year Ended December 31, 2007

(In thousands)

Revenues
Transaction	$125,518
Other revenue	3,221

Total revenue	128,739

Operating expenses
Cost of operations (exclusive of depreciation and amortization disclosed separately below)	77,449
General and administrative	26,206
Allocation of corporate expenses	15,298
Depreciation and other amortization	3,337
Amortization of purchased intangibles	3,145

Total operating expenses	125,435

Interest income	3,676

Income before income taxes	6,980

Provision for income taxes	2,476

Net income	$4,504

See accompanying notes to financial statements.

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2007

(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,504
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,482
Amortization of customer acquisition costs	1,092
Deferred income taxes	7,004
Provision for doubtful accounts	160
Change in operating assets and liabilities:
Increase in accounts receivable	(1,342)
Increase in inventory	(2,117)
Increase in customer acquisition costs	(5,364)
Increase in other assets	(374)
Increase in accounts payable and accrued expenses	1,202
Increase in other liabilities	3,117

Net cash provided by operating activities	14,364

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,211)

Net cash used in investing activities	(2,211)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in Alliance Data Systems net investment	(11,799)

Net cash used in financing activities	(11,799)

Increase in cash and cash equivalents	354
Cash and cash equivalents at beginning of year	266

Cash and cash equivalents at end of year	$620

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—
Income taxes recovered, net	$(4,528)

See accompanying notes to financial statements.

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

Basis of Financial Statement Presentation—The accompanying financial statements include the Network Services Business (“Network Services”), a division of Alliance Data Systems Corporation (“ADSC”). The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The financial statements have been prepared from the separate records maintained by ADSC and may not necessarily be indicative of the conditions that would have existed or the results of operations if Network Services had been operated as an unaffiliated company.

Description of the Business—Network Services is a provider of payment processing solutions, serving a variety of industries such as petroleum, convenience store, parking and retail. Services include payment processing, prepaid services, POS terminal, helpdesk services and merchant bankcard services.

On May 2, 2008, Heartland Payment Systems, Inc. (“Purchaser”) and Alliance Data Network Services LLC (“Alliance Data Network Services” or “Seller”), a wholly-owned subsidiary of ADSC, entered into a Membership Interest and Asset Purchase Agreement (the “Agreement”), under which the Purchaser acquired substantially all of the assets of Network Services (“the Acquisition”). Pursuant to the terms of the Agreement, Purchaser acquired from Seller the Network Services Business, including tangible personal property, intellectual property, licenses, contracts, the issued and outstanding equity securities of Alliance Data Network Services and related assets, and assumed certain liabilities of Seller related to the Network Services Business, for a cash payment of $77.5 million plus the net working capital of the Network Services Business on the closing date. The Acquisition closed as of May 31, 2008.

A significant portion of Network Services’ revenue is derived from processing and settling Visa and MasterCard bank card transactions for its merchant customers. Because Network Services is not a “member bank” as defined by Visa and MasterCard, in order to process and settle these bank card transactions for its customers, Network Services must maintain a sponsorship arrangement with a financial institution who is a member of the Visa and/or MasterCard card networks (the “member bank”). Visa and MasterCard rules restrict Network Services from performing funds settlement or accessing merchant settlement funds and require that these funds be in the possession of the member bank until the merchant is funded. A sponsorship arrangement permits Network Services to route Visa and MasterCard bank card transactions under the member bank’s control and identification numbers to clear credit bank card transactions through Visa and MasterCard. A sponsorship arrangement also enables Network Services to settle funds between cardholders and merchants by deliver funding files to the member bank, which in turn wires settlement funds to the merchants’ bank accounts. These restrictions place the settlement assets and obligations under the control of the member bank.

Historically, Network Services has been sponsored by World Financial Network National Bank, a member bank which is also a Network Services affiliate and wholly-owned subsidiary of ADSC. World Financial Network National Bank does not charge Network Services a fee for this sponsorship.

Concentrations—Network Services depends on a limited number of large clients for a significant portion of its revenue. The 10 largest merchants represented approximately 70% of Network Services’ revenue during the year ended December 31, 2007. The largest single merchant represented approximately 15% of Network Services’ revenue during the year ended December 31, 2007. A decrease in revenue from any significant merchants for any reason, including a decrease in pricing or activity, or a decision to either utilize another service provider or to no longer outsource some or all of the services Network Services provides, could have a material adverse effect on revenue.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents—Network Services considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2007, Network Services’ cash was comingled with other ADSC cash.

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

Trade Receivables—Trade receivables are stated net of an allowance for doubtful accounts. Network Services’ trade receivables primarily originate from the transaction fees Network Services charges its merchant customers to process bankcard transactions, provide prepaid card processing transactions and helpdesk services. Trade receivables also include receivables from the sale of point of sale terminal equipment and the development of payment solutions.

Allowance for Doubtful Accounts—Network Services specifically analyzes accounts receivable and historical bad debts, customer credit-worthiness, current economic trends, and changes in its customer payment terms and collection trends when evaluating the adequacy of its allowance for doubtful accounts. Any change in the assumptions used in analyzing a specific account receivable may result in an additional allowance for doubtful accounts being recognized in the period in which the change occurs.

Inventories—Inventories consist of primarily point-of-sale terminal equipment held for sale to merchants. Inventories are valued at the lower of cost or market price. Cost is arrived at using the first-in, first-out method. Market price is estimated based on current sales of equipment.

Customer Acquisition Costs—Customer acquisition costs consist of amounts paid for the establishment of new customer relationships and renewals of existing customer contracts. Capitalized customer acquisition costs are amortized over the term of the customer contract.

Property and Equipment—Furniture, fixtures, computer equipment and software, and leasehold improvements are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis, using estimated lives ranging from three to 15 years. Leasehold improvements are amortized over the remaining lives of the respective leases or the remaining useful lives of the improvements, whichever is shorter. Software development (costs to create new platforms for certain of Network Services’ information systems) and conversion costs (systems, programming and other related costs to allow conversion of new client accounts to Network Services’ processing systems) are capitalized in accordance with Statement of Position (“SOP”) 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and are amortized on a straight-line basis over the length of the associated contract or benefit period, which generally ranges from three to five years.

Goodwill and Other Intangible Assets—Goodwill is not amortized, but is reviewed at least annually for impairment or more frequently if circumstances indicate that an impairment may have occurred, using the market comparable and discounted cash flow methods. Separable intangible assets that have finite useful lives are amortized over those useful lives.

Network Services also defers costs related to the acquisition or licensing of data for Network Services’ proprietary databases which are used in providing data products and services to customers. These costs are amortized over the useful life of the data, which is from one to five years.

Revenue Recognition—Network Services’ policy follows the guidance from SEC Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”. SAB No. 104 provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. Network Services recognizes revenues when persuasive evidence of an arrangement exists, the services have been provided to the client, the sales price is fixed or determinable, and collectibility is reasonably assured.

Transaction—Network Services earns transaction fees, which are principally based on the number of transactions processed or statements generated and are recognized as such services are performed. Included in revenue are reimbursements received for “out-of-pocket” expenses.

Other—Network Services also earns fees for developing specific payment solutions for third party customers. These revenues are recognized as payment solutions are provided to customers.

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

Leases—Rent expense on operating leases is recorded on a straight-line basis over the term of the lease agreement.

Advertising Costs—Network Services participates in various advertising and marketing programs. The cost of advertising and marketing programs is expensed in the period incurred. Network Services has recognized advertising expenses of $349,000 for the year ended December 31, 2007.

Corporate Allocations—Network Services Financial statements include allocations of interest income and various expenses.

Interest Income—ADSC allocates to Network Services the interest income earned on the settlement funds held by its affiliate sponsor bank.

Allocation of Corporate Expenses—Network Services’ statement of income includes allocations of expenses from ADSC affiliates. Allocated expenses include office rent, charges for Treasury, Legal and other corporate staff support, and charges for information technology services including hardware, systems and database support.

Allocation of Employee Benefits—Network Services’ employees participate in various benefit plans provided by ADSC including medical, dental, life insurance and disability coverage, and stock compensation plans.

Income Taxes—Network Services accounts for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the accounting and tax basis of assets and liabilities using enacted tax rates. The impact on deferred assets and liabilities of a change in tax rates is recognized in income in the period that the rate change is enacted.

The FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 (“FIN No. 48”), in June 2006. FIN No. 48 clarifies the accounting for the recognition and measurement of tax benefits associated with uncertain tax positions and defines criterion that an individual tax position must meet for any part of that position to be recognized or continue to be recognized in the financial statements. FIN No. 48 also adds disclosure requirements for the amounts of unrecognized tax benefits associated with uncertain tax positions. An uncertain tax position exists if it is unclear how a transaction will be treated under tax law. FIN No. 48 is effective for fiscal years beginning after December 15, 2006 and was adopted by Network Services in January 2007. This statement did not have a significant impact on the financial statements of Network Services.

Management Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Standards—In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 157 will not impact Network Services’ financial statements.

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “Establishing the Fair Value Option for Financial Assets and Liabilities” (“SFAS No. 159”), to permit all entities to choose to elect to measure eligible financial instruments at fair value. SFAS No. 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS No. 157. The adoption of SFAS No. 159 will not impact Network Services’ financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007) (“SFAS No. 141R”), “Business Combinations” and Statement of Financial Accounting Standards No. 160, “Non-controlling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51” (“SFAS No. 160”). SFAS No. 141R will change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS No. 160 will change the accounting and reporting for minority interests, which will be re-characterized as non-controlling interests and classified as a component of equity. Both statements are required to be adopted for the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. Network Services does not believe that the adoption of SFAS No. 141R and SFAS No. 160 will have a material effect on its financial statements.

3. PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2007 consist of the following (in thousands):

Software development and conversion costs	$8,125
Computer equipment and purchased software	4,566
Furniture and fixtures	766
Leasehold improvements	1,769

Total	15,226
Accumulated depreciation	(9,779)

Property and equipment, net	$5,447

Depreciation expense totaled $885,000 for the year ended December 31, 2007. Amortization expense associated with capitalized software development and conversion costs totaled $2,452,000 for the year ended December 31, 2007.

4. ACCRUED EXPENSES

Accrued expenses as of December 31, 2007 consist of the following (in thousands):

Accrued payroll and benefits	$3,170
Accrued taxes	309
Accrued other liabilities	4,507

Accrued expenses	$7,986

5. INCOME TAXES

Network Services is included in the consolidated federal income tax return filed by ADSC and in the state income tax returns filed by its immediate parent. Network Services’ immediate parent has recorded no current or deferred state income tax expense because the immediate parent’s other operations have significant state losses resulting in state net operating loss carryforwards. The immediate parent is unable to recognize state income tax

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

benefits related to those net operating loss carryforwards. While Network Services’ state taxable income was absorbed by the losses in those operations, no state income tax expense was recorded because the immediate parent is unable to recognize state income tax benefits. The provision for income taxes for the year ended December 31, 2007 consisted of the following (in thousands):

Current
Federal	$(4,528)
State	—

Total current	(4,528)

Deferred
Federal	7,004
State	—

Total deferred	7,004

Total provision for income taxes	$2,476

The differences in federal income taxes provided and the amounts computed by applying the federal statutory rate of 35% to income before income taxes for the year ended December 31, 2007 was as follows (in thousands):

U.S. federal tax at statutory rate	$2,443
Other, net	33

Provision for income taxes	$2,476

Deferred tax assets and liabilities as of December 31, 2007 consisted of the following (in thousands):

Deferred tax assets
Allowance for doubtful accounts	$36
Depreciation	222
Stock based compensation	562
Accrued expenses and other	275

Total deferred tax assets allowance	1,095

Deferred tax liabilities
Intangible assets	(27,931)
Amortization of start up costs	(189)
Other	(102)

Total deferred tax liabilities	(28,222)

Net deferred tax liabilities	$(27,127)

Amounts recognized in the balance sheet:
Current assets	$194
Non-current liabilities	$(27,321)

As previously disclosed in Note 2, Network Services adopted FIN No. 48 in January 2007. The adoption of FIN No. 48 did not have a significant impact on the financial statements or results of operations of Network Services.

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

6. RELATED PARTY TRANSACTIONS

Network Services’ financial statements include allocations of income and expenses from ADSC and affiliates.

Network Services’ statement of income includes an allocation of interest income earned on the settlement funds held by its affiliate sponsor bank.

Network Services’ statement of income includes allocations of expenses from ADSC affiliates including charges for support staff in Treasury, legal and other corporate areas, charges for office rent and charges for information technology services including hardware, systems and database support. The following table summarizes these charges for the year ended December 31, 2007 (in thousands):

Treasury, legal and other corporate staff support	$1,109
Rent	1,651
Technology services	12,538

Total allocated expenses	$15,298

Treasury, legal and other corporate staff support charges are allocated to Network Services based on percentages of time ADSC associates in these areas spend on Network Services related activities. Charges for rent are allocated based on Network Services’ number of employees. Charges for information technology services are allocated to Network Services based on usage, such as CPU seconds and storage devices, number of customer accounts, licenses, servers or users, and number of transactions processed.

Additionally, Network Services’ employees participate in various benefit plans provided by ADSC. See Note 7 Employee Benefit Plans for a description of these plans and the amounts of allocated costs for the year ended December 31, 2007.

7. EMPLOYEE BENEFIT PLANS

Network Services participates in various benefit plans that are provided by ADSC. These benefit plans include medical, dental, life insurance and disability coverage. Additionally, all eligible employees of Network Services participate in a 401(k) retirement savings plan sponsored by ADSC. Participants can, in accordance with Internal Revenue Service (“IRS”) guidelines, set aside both pre-and post-tax savings in this account. In addition to an employee’s savings, ADSC contributes to plan participants’ accounts. ADSC allocated costs of $3,229,000 to Network Services for the year ended December 31, 2007 for Network Services’ employees’ participation in these plans.

Network Services also participates in ADSC’s stock compensation plans. For the year ended December 31, 2007, Network Services was allocated $1,596,000 for the compensation expense associated with grants of stock options and restricted stock to employees of Network Services. The compensation expense was calculated by ADSC in accordance with SFAS No. 123 (revised 2004), Share-Based Payment.

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

8. COMMITMENTS AND CONTINGENCIES

Leases

Network Services leases certain office facilities and equipment under non-cancellable operating leases from unrelated third parties and office space from ADSC. Lease expense was $2.5 million for the year ended December 31, 2007, including $1.7 million for the allocation of the costs of office space from ADSC.

Future annual minimum rental payments required under non-cancellable operating, some of which contain renewal options, as of December 31, 2007, are (in thousands):

Year	Operating Leases
2008	$680
2009	641
2010	522
2011	11
2012	11
Thereafter	5

Total	$1,870

Legal Proceedings

From time to time, Network Services is involved in various claims and lawsuits arising in the ordinary course of its business that Network Services believes will not have a material adverse affect on their business or financial condition, including claims and lawsuits alleging breaches of their contractual obligations.

9. FINANCIAL INSTRUMENTS

Network Services uses methods and assumptions to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value. Financial instruments include cash and cash equivalents, trade receivables, various accounts payable and accrued expenses. The fair value of such financial instruments approximates their carrying value due to their short maturity.

NETWORK SERVICES BUSINESS

A DIVISION OF

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

10. INTANGIBLE ASSETS AND GOODWILL

Intangible assets

Intangible assets consist of the following at December 31, 2007 (in thousands):

	December 31, 2007
	Gross Assets	Accumulated Amortization	Net	Amortization Life and Method
Finite Lived Assets
Customer contracts and lists	$32,284	$(21,121)	$11,163	3-20 years—straight line

Amortization expense related to the intangible assets was approximately $3.1 million for the year ended December 31, 2007.

The estimated amortization expense related to intangible assets for the next five years is as follows (in thousands):

For Years Ending December 31,
2008	$1,967
2009	1,300
2010	1,300
2011	1,300
2012	1,300
2013 & thereafter	3,996

$11,163

Goodwill

The carrying amount of goodwill for the year ended December 31, 2007 was $22.9 million, unchanged from December 31, 2006. Network Services completed annual impairment tests for goodwill on July 31, 2007 and determined at that date that no impairment exists.